Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CLOVER COMMUNITY BANKSHARES, INC.
             (Exact name of Registrant as specified in its charter)

         South Carolina                      6711                 58-2381062
  (State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization)  Classification Code No.)  Identification No.)

                              124 North Main Street
                        Clover, South Carolina 29710-1024
                                 (803) 222-7660
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              JAMES C. HARRIS, JR.
                      President and Chief Executive Officer
                        Clover Community Bankshares, Inc.
                              124 North Main Street
                        Clover, South Carolina 29710-1024
                                 (803) 222-7660
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            GEORGE S. KING, JR., ESQ.
                           SUZANNE HULST CLAWSON, ESQ.
                                1426 Main Street
                         Columbia, South Carolina 29201
                                 (803) 779-3080

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                              Proposed maximum      Proposed maximum
           Title of securities            Amount to            offering price           aggregate               Amount of
             to be registered           be registered           per unit (1)        offering price(1)       registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock (no par value)                 50,000                  $27.56               $1,378,000.00               $383.08
============================================================================================================================

        (1) Estimated solely for the purpose of calculating the registration fee based on the purchase price of the shares at January 31, 1998 (four times the book value of the shares at such date).

PROSPECTUS

                        CLOVER COMMUNITY BANKSHARES, INC.
                              124 North Main Street
                        Clover, South Carolina 29710-1024
                                 (803) 222-7660

                           DIVIDEND REINVESTMENT PLAN


        This Prospectus relates to the 50,000 shares of Common Stock of Clover Community Bankshares, Inc. (the "Company") registered for sale by the Company under the Clover Community Bankshares, Inc. Dividend Reinvestment Plan. The Company recommends that you keep this Prospectus for future reference.

        The Plan gives the Company's shareholders a simple and convenient way to invest cash dividends in additional shares of Common Stock without paying any brokerage commission or service charge.

        The Company administers the Plan and bears all costs of administering the Plan. The Company will buy Common Stock for the Plan from itself.

        The Common Stock is not listed on the NASDAQ or on any securities exchange.

        The Plan will not change the Company's dividend policy. The dividend policy will continue to depend upon future earnings, financial requirements and other factors. Shareholders who do not participate in the Plan will receive any declared dividends by check as usual.

        Investment in the Common Stock involves risks. See "RISK FACTORS" --Page 2.




             Neither the Securities and Exchange Commission nor any
             state securities commission has approved or disapproved
               of these securities or passed upon the adequacy or
                          accuracy of this Prospectus.
            Any representation to the contrary is a criminal offense.



               The date of this Prospectus is February 4, 1999.

                                TABLE OF CONTENTS

                                                                            Page

RISK FACTORS.................................................................  2
        Price of the Shares..................................................  2
        Market for the Shares................................................  2
        Certain Provisions of the Articles of Incorporation..................  2
        Regulatory Restrictions On Dividends.................................  2
        Competition..........................................................  2
        Loan Losses; Capital Deficiency......................................  3
        Governmental Regulation of the Financial Services Industry...........  3
        Monetary Policy and Other Economic Factors...........................  3
        Year 2000 Compliance.................................................  3

THE COMPANY..................................................................  3

DESCRIPTION OF THE PLAN......................................................  4
        PURPOSE..............................................................  4
        ADVANTAGES...........................................................  4
        ADMINISTRATION.......................................................  4
        PARTICIPATION........................................................  4
        PURCHASES............................................................  6
        COSTS ...............................................................  7
        REPORTS TO PARTICIPANTS..............................................  7
        DIVIDENDS............................................................  7
        CERTIFICATES FOR SHARES..............................................  7
        TERMINATION OF PARTICIPATION OR WITHDRAWAL
         OF SHARES FROM THE PLAN.............................................  8
        OTHER INFORMATION....................................................  9

USE OF PROCEEDS.............................................................. 12

LEGAL MATTERS................................................................ 12

EXPERTS ..................................................................... 12

AVAILABLE INFORMATION........................................................ 12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................. 13

INDEMNIFICATION.............................................................. 13

CLOVER COMMUNITY BANKSHARES, INC. DIVIDEND REINVESTMENT PLAN................. 15

AUTHORIZATION FORM........................................................... 21

                                  RISK FACTORS

        Prospective purchasers should consider carefully the following Risk Factors as well as the other information contained in this Prospectus.

        Some of the statements in this section are forward-looking. They include statements concerning (a) business strategies, (b) competition, and (c) regulatory matters. Actual results may differ materially from those suggested in the forward-looking statements for various reasons.

Price of the Shares

        The Company has arbitrarily set the price at which the Plan will purchase shares from the Company. The purchase price will be four times the book value per share of the Common Stock at the end of the month preceding the purchase. Such price may be above or below the fair market value of the Common Stock. Participants in the Plan may not be able to sell shares purchased through Plan for as much as, or more than, the Plan paid to purchase such shares.

Market for the Shares

        The Common Stock is not listed on the NASDAQ or any securities exchange. There is no market for the Common Stock and no market is expected to develop in the near future. Shareholders should, therefore, be prepared to hold their shares of the Common Stock indefinitely.

Certain Provisions of the Articles of Incorporation

        The Company's Articles of Incorporation include a provision that permits the Board of Directors to consider the interests of constituencies in addition to shareholders, such as employees, customers, suppliers, creditors and others and interests of the community in making decisions about the best interests of the Company. To the extent that this provision is effective in discouraging or preventing take-over attempts, it may tend to reduce the market price for the Company's Common Stock.

Regulatory Restrictions On Dividends

        Because the Company's principal operations are conducted through its subsidiary, Clover Community Bank (the "Bank"), it generates cash to pay dividends primarily through dividends paid to it by the Bank. State and federal law and regulations limit the Bank's ability to pay dividends. Therefore, the Company's ability to pay dividends on its Common Stock is also subject to and limited by legal and regulatory restrictions.

Competition

        The Bank encounters strong competition from established financial institutions operating in the Clover, South Carolina area. In addition, established financial institutions not currently operating in the Bank's market areas may open branches in the Bank's market areas at future dates. The Bank also competes for some of its business with savings and loan associations, credit unions, mortgage banking firms, consumer finance companies, insurance companies, money market mutual funds and other financial institutions. Some of these competitors are not subject to the same degree of regulation as the Bank. Many of these competitors have substantially greater resources and lending limits than the Bank and offer services, such as extensive and established branch networks, trust services and international banking services, that the Bank does not provide.

The Company believes that the Bank will be able to compete effectively with these institutions through the use of personalized service, loan participations and other techniques.

Loan Losses; Capital Deficiency

        The Bank lends a substantial portion of its capital and deposits to individual and commercial borrowers. The Bank's management endeavors to be prudent in making loans, but some loan losses are unavoidable. Changes in the national and local economies and other factors are unpredictable and outside the control of the Bank, and could affect the ability of borrowers to repay their loans. It is possible that defaults by the Bank's borrowers could be large enough to impair the ability of the Bank to continue its operations. Loan losses and other losses might reduce the Bank's capital below the level required by the Federal Deposit Insurance Corporation, which could result in the Bank being placed in receivership by the Federal Deposit Insurance Corporation and in a partial or complete loss of the Company's equity in the Bank.

Governmental Regulation of the Financial Services Industry

        In the recent past, legislation has been enacted that could dramatically affect both the costs of doing business and the competitive factors that face the financial institutions industry. Additional legislation is constantly being considered by Congress. The Company cannot presently predict the impact that future legislation might have on its financial condition or operations.

Monetary Policy and Other Economic Factors

        Changes in governmental economic and monetary policy may affect the ability of the Bank to attract deposits and make loans. The rates of interest payable on deposits and chargeable on loans are affected by governmental regulation and fiscal policy as well as by national, state, and local economic conditions. Furthermore, because the Bank will operate in a limited geographic area for the foreseeable future, the Company's ability to operate profitably will depend significantly upon the economy of the Clover market area.

Year 2000 Compliance

        The business of the Company and the Bank is heavily dependent upon computers. Failure of their computer systems, or the computer systems of other entities to which their computers are linked or on which they are dependent, to operate properly after December 31, 1999, could have a material adverse effect on the Company and the Bank. The Company has prepared a plan for addressing year 2000 issues. The Company believes that its computer systems will not experience any significant problems with the changeover to the year 2000, but it has not yet completed testing of its systems for year 2000 compliance.

        The Company has not received confirmation from all of the other entities with which its systems are linked or upon which its systems are dependent that such entities do not expect to encounter problems. Computer problems experienced by customers of the Bank and others could cause economic disruptions that would affect the business of the Company and the Bank. Therefore, it is possible that the Company may experience year 2000 problems, and that such problems, if experienced, will have a material adverse effect on the Company.

                                   THE COMPANY

        The Company is a bank holding company incorporated in South Carolina in March, 1998, and registered under the federal Bank Holding Company Act. The Company was organized for the purpose of becoming the holding company for Clover Community Bank. Clover Community Bank was organized in 1987, and currently operates from one office in Clover, South Carolina. The Bank presently accounts for substantially all of the consolidated assets, revenues and operations of the Company. The Bank is a full service commercial bank that offers individual and commercial banking services.

                             DESCRIPTION OF THE PLAN

        The following is a summary, in question and answer format, of the provisions of the Clover Community Bankshares, Inc. Dividend Reinvestment Plan (the "Plan"). This summary is qualified by reference to the Plan, which is attached to this Prospectus as Appendix I. You should read this entire Prospectus and the Plan carefully before you decide whether to participate in the Plan.

PURPOSE

1.     What is the purpose of the Plan?

       The purpose of the Plan is to provide holders of the Company's Common Stock a convenient means of increasing their investment in the Company through automatic reinvestment of any cash dividends in additional shares of Common Stock. Because shares are purchased for the Plan directly from the Company, the Plan also provides the Company with an additional source of equity funds.

ADVANTAGES

2.     What are the advantages of the Plan?

       o Participants in the Plan do not pay any commissions or service charges for purchases under the Plan.

       o The Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts.

       o Dividends with respect to such fractions, as well as full shares, are credited to participants' accounts.

       o Regular statements of account provide each participant with a record of each transaction.

ADMINISTRATION

3.     Who administers the Plan for participants?

       The Company administers the Plan for participants, sells Common Stock to the Plan using cash dividends paid on enrolled shares, maintains records, sends statements of account to participants and performs other duties relating to the Plan. The Company also holds the Common Stock purchased under the Plan for the benefit of the participants.

PARTICIPATION

4.     Who is eligible to participate?

        All record holders of Common Stock who are residents of South Carolina are eligible to participate in the Plan. Shareholders may enroll a portion of or all of the shares of Common Stock they own of record in the Plan. If a shareholder who resides in a state other than South Carolina wishes to participate in the Plan, then he or she should contact Gwen M. Thompson, Vice President, Clover Community Bankshares, Inc., 124 North Main Street, Clover, South Carolina 29710-1024, telephone (803) 222-7660. The Company may decide to qualify the Plan under the laws of the state where such shareholder resides if qualification would not result in undue burden or expense. Management of the Company has the sole right to decide whether to qualify the Plan in other states. There can be no assurance that the Plan can or will be qualified in any given state.

       Shareholders whose shares are held of record in names other than their own, such as in the names of brokers, bank nominees or trustees, should either arrange for the holder of record to join the Plan or have the shares transferred into their own names in order to participate in the Plan. The Company reserves the right to deny participation in the Plan to any person if, in the sole judgment of the Company, the cost of complying with laws and rules to permit the person to participate would be unduly burdensome.

5.     How does an eligible shareholder participate?

       To participate in the Plan, a shareholder of record must complete an Authorization Form and return it to the Company. The Company will provide Authorization Forms to shareholders from time to time, but forms may be obtained at any time by written request to Gwen M. Thompson, Vice President, Clover Community Bankshares, Inc., 124 North Main Street, Clover, South Carolina 29710-1024, or by telephone request to Ms.
Thompson at (803) 222-7660.

       Shareholders who do not wish to participate in the Plan will receive cash dividends, if and as declared, by check.

6.     When may an eligible shareholder join the Plan?

       A shareholder of record may join the Plan at any time. In all years after 1999, if the Authorization Form is received by the Company before the record date for a dividend payment, then reinvestment of cash dividends will begin with that dividend payment. If the Authorization Form is received after that date, then the reinvestment of cash dividends through the Plan will begin with the next cash dividend.

       In 1999, the first year during which the Plan will be in effect, if the Authorization Form is received by the Company no later than March 1, 1999, then reinvestment of cash dividends will begin with the 1999 dividend payment. If the Authorization Form is received after that date, then reinvestment of dividends will begin with the next cash dividend.

7.     What does the Authorization Form provide?

       The Authorization Form:

       o  Allows  the   shareholder   to  indicate  the  number  of  shares  the
          shareholder desires to enroll in the Plan;

       o Directs the Company to pay to the Plan for the account of the participating shareholder all cash dividends on all shares enrolled in the Plan as well as on the shares credited to the shareholder's account under the Plan;

       o  Appoints the Company as agent for the shareholder; and

       o Directs the agent to apply such cash dividends to the purchase of additional shares of Common Stock in accordance with the terms and conditions of the Plan.

       The Authorization Form is attached to this Prospectus as Appendix II.

8. Do shares purchased or otherwise acquired outside the Plan by a participant automatically participate in the Plan?

       No. Shares acquired by a participant after the participant's initial enrollment in the Plan may only be enrolled in the Plan by completing an Authorization Form for those shares.

9.     May a participant change the amount of participation after enrollment?

       Yes. A participant may reduce the number of shares enrolled in the Plan by giving the Company written notice of the reduction. The Company must receive the notification no later than five days before a particular dividend record date in order to stop the full reinvestment of that dividend. (See number 18 below). A participant may increase the number of shares enrolled in the Plan by completing an Authorization Form with respect to the additional shares. The Company must receive the Authorization Form before a record date for enrollment of the additional shares to be effective as of such record date. (See 6 above.)

PURCHASES

10.    When are purchases of Common Stock made for the Plan?

       Purchases under the Plan are made within 30 days after a cash dividend payment date. No interest will be paid pending reinvestment. Participants will become owners of shares purchased under the Plan as of the date the shares are purchased.

11. What is the purchase price per share of Common Stock purchased under the Plan?

       Because there is no established market for the Company's Common Stock, there is presently no readily ascertainable market value for the Common Stock. Therefore, the price per share at which the shares of the Company's Common Stock will be purchased has been arbitrarily set by the Board of Directors at an amount equal to four times the book value of the Company's stock as of the end of the last month preceding the anticipated sale. (Book Value of the Company's Common Stock for purposes of determining the Plan purchase price will be calculated by dividing the total of all equity accounts by the total shares of Common Stock outstanding ("Book Value").) This price may be higher or lower than the price for which the Common Stock could be sold.

       The Company is not, in any event, obligated to sell shares of its Common Stock to the Plan if the Board of Directors of the Company determines that it would not be in the best interest of the Company to do so.

12.    How many shares of Common Stock will be purchased for participants?

       The number of shares to be purchased depends on the amount of dividends paid with respect to a participant's enrolled shares, and the Book Value of the Common Stock. A participant's account will be credited with that number of shares, including fractions, determined by dividing the purchase price per share into the total amount of dividends received on the participant's enrolled shares and shares already credited to the participant's account.

COSTS

13. Do participants pay any expenses in connection with purchases of Common Stock from the Company under the Plan?

       No.  All costs of administration of the Plan are paid by the Company.

REPORTS TO PARTICIPANTS

14. What kind of accounts are maintained for participants and what reports on those accounts do they receive?

       The Company maintains a separate account for each participant. All shares purchased for a participant under the Plan will be credited to the participant's account.

       After each purchase of shares for the Plan, the Company will mail to the participant a statement of account. These statements are a participant's continuing record of the cost of purchases and should be retained for tax purposes. In addition, participants will continue to receive copies of communications sent to stockholders, including the Company's annual and quarterly reports to stockholders, proxy statements and reports of taxable income required by the Internal Revenue Service. (See Number 26 below).

DIVIDENDS

15. Are participants credited with dividends on shares held in their accounts under the Plan?

       Yes. A participant's account is credited with dividends on full and fractional shares held in his Plan account. The Company reinvests the dividends in additional shares of Common Stock.

CERTIFICATES FOR SHARES

16.    Are stock certificates issued for shares of Common Stock purchased?

       Until requested by a participant, certificates for shares of Common Stock purchased under the Plan will not be issued. The Company or its nominee will hold all shares purchased for the benefit of Plan participants. The number of shares purchased for each participant's account under the Plan will be shown on a statement of account. This feature protects against loss, theft or destruction of stock certificates.

       Certificates for any number of full shares credited to a participant's account under the Plan will be issued without charge upon the participant's written request. No certificates will be delivered for fractional shares. A participant may also make a blanket request that certificates for all full shares be issued to him at regular intervals. The Company reserves the right to suspend the policy of delivering certificates upon blanket instructions if such policy leads to a proliferation of certificates and becomes unduly burdensome.

       Unless withdrawn from participation in the Plan in accordance with number 19 below, shares in a participant's account with the Company for which certificates are issued to the Participant will continue to be enrolled in the Plan.

       The shares held by the Company for the account of a participant under the Plan may not be pledged as collateral security for a loan or other obligation of a participant. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

       Certificates representing fractional interests will not be issued under any circumstances.

17. In whose name are accounts maintained and certificates registered when issued?

       Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan. Certificates for whole shares are similarly registered when issued.

       Upon written request, certificates also can be registered and issued in names other than the account name subject to compliance with any applicable laws and the payment by the participant of any applicable taxes. Any such request must meet the usual requirements of the Company for the recognition of a transfer of Common Stock of the Company.

TERMINATION OF PARTICIPATION OR WITHDRAWAL OF SHARES FROM THE PLAN

18. When may a participant discontinue participation with respect to some or all of his or her enrolled shares in the Plan?

       The Plan is entirely voluntary and a participant may discontinue his participation with respect to some or all of his or her enrolled shares at any time by giving written notification to the Company.

       If the Company receives a participant's request to discontinue his participation at least five days prior to the record date for a dividend, reinvestment of such participant's dividends will be terminated beginning with such dividend and such dividend and all subsequent dividends will be paid to him in cash. If the Company receives the discontinuance request less than five days prior to the record date for a dividend, such dividend will be invested for the participant's account under the Plan and the discontinuance will be effected thereafter.

19.    How may a participant withdraw shares purchased through the Plan?

       A participant may withdraw all or a portion of the shares held in his Plan account by notifying the Company in writing. The notice must specify the number of shares to be withdrawn. The notice should be mailed to:

                  Ms. Gwen M. Thompson
                  Vice President
                  Clover Community Bankshares, Inc.
                  124 North Main Street
                  Clover, South Carolina 29710-1024

       Certificates for whole shares of Common Stock withdrawn will be registered in the name of and issued to the Participant. In no case will certificates representing fractional interests be issued. If the Company receives any notice of withdrawal less than five days prior to a dividend record date, then the withdrawal will not be effective until dividends paid for such record date have been reinvested in Common Stock.

20. What happens to any fractional interest when a participant withdraws all shares from the Plan?

       A participant will receive cash in an amount equal to the last per share purchase price of Common Stock purchased for the Plan prior to the effective date of the withdrawal multiplied by the fractional interest. The Company will mail cash for any fractional interest together with certificates for whole shares directly to the withdrawing participant.

21.    How may a participant transfer shares held in his account under the Plan?

       A participant who wishes to transfer shares held in his account under the Plan must first withdraw those shares from the Plan (following the procedure set out in number 19 above). When the participant receives the certificates for such shares, he or she may transfer them as any other securities.

       Shares credited to the account of a participant may not be assigned or pledged. If a participant desires to assign or pledge the full shares credited to the participant's account, the participant must deliver to the Company a request for the shares to be issued in the participant's name as discussed above.

22. May a participant terminate the reinvestment of dividends on shares registered in his name and still remain in the Plan?

       Yes. A participant who terminates the reinvestment of dividends paid on shares registered in his name may leave shares purchased by the Company for his account in his Plan account. Dividends paid on the shares left in the Plan continue to be automatically reinvested for such participant's account.

23. What happens to a Participant's Shares in the Plan in the Event of Death or Legal Incompetency?

       When the Company receives notice of death or adjudication of incompetency of a participant, the Company will not make any further purchases of shares of Common Stock for the account of such participant. The shares and any cash held by the Plan for the participant will be delivered to the appropriate designated person upon receipt of evidence satisfactory to the Company of the appointment of a legal representative and instructions from such representative regarding delivery.

OTHER INFORMATION

24. What happens when a participant sells or transfers the shares enrolled in the Plan?

       When the Company receives written notice that shares of Common Stock enrolled in the Plan have been transferred of record, the Company will treat such transfer as discontinuation of participation in the Plan with respect to the shares transferred. However, the Company will continue to reinvest the dividends on the shares credited to the prior record holder's account under the Plan until such holder withdraws those shares from the Plan.

25. What happens if the Company issues a stock dividend or declares a stock split?

        Any shares of Common Stock distributed to shareholders by way of stock dividends, stock splits, combinations, recapitalizations and similar events with respect to enrolled shares will be distributed to the participants. Such distributed shares will only participate in the Plan if they are enrolled on a new Authorization Form. (See numbers 5, 6 and 8 above). Any Common Stock distributed with respect to shares held by the Company in Plan accounts will be retained in the Plan accounts unless withdrawn by the participant. Other non-cash property distributions and non-cash dividends with respect to both enrolled shares and shares held by the Company in Plan accounts will be distributed to participants.

26. How are a participant's shares held under the Plan voted at meetings of stockholders?

       All shares of Common Stock credited to a participant's account under the Plan will be voted as the participant directs. If on the record date for a meeting of shareholders there are shares credited to the participant's account under the Plan, the Company will send the participant the proxy material for such meeting. The Company may elect not to forward proxy solicitation materials to any participant whom the Company reasonably believes has received such materials from another source, provided that the Company informs such participant that such materials will be promptly furnished upon request.

       When the participant returns an executed proxy in a timely fashion, it will be voted in accordance with the instructions therein with respect to all shares credited to the participant. The Company will tally all instructions regarding fractional shares. If the aggregate fractional votes are greater than one or more whole shares, then the Company will vote that number of whole shares in accordance with the instructions. Any remaining fractional shares will not be voted.

27. What are the federal income tax consequences of participation in the Plan?

       (a)  Dividend reinvestment aspect of Plan.

       Even though a participant in the Plan will not receive cash dividends on shares enrolled in the Plan, such participant will nonetheless be deemed to receive a taxable distribution as a result of the Company's purchase of shares for that participant's account with reinvested dividends. The amount of that distribution will equal the fair market value (on the dividend payment date) of the shares purchased for that participant's account. The Company believes that the fair market value of the stock is approximately equal to the amount of the cash dividend that the participant would otherwise receive. As with most cash distributions to a shareholder, assuming that the Company has sufficient accumulated or current earnings and profits, the entire amount of this distribution will be treated as a taxable dividend to the participant.

       The basis of shares purchased with reinvested dividends equals the fair market value (on the dividend payment date) of the shares credited to the participant's account.

       The holding period (for purposes of determining whether gain on sale of stock is long-term or short-term) for shares that are acquired with reinvested dividends begins on the day following the dividend payment date.

       (b) Receipt of certificate and cash payment for fractional shares.

       A participant will not recognize any gain or loss upon the receipt of a certificate for shares credited to the participant's account, either upon the participant's request for a certificate for some of those shares or upon the participant's withdrawal from the Plan or upon the Company's termination of the Plan.

        The receipt by a shareholder of cash from the Company in lieu of the issuance of fractional share interests will be a taxable event for the shareholder. Depending upon factors particular to the individual shareholder, such payment could be treated as (a) a payment in exchange for the fractional share interest or (b) a taxable cash dividend. If the payment is treated as a payment in exchange for the fractional share interest, then the shareholder may deduct his basis in that fractional share interest from the amount of the payment and treat the net gain (or loss) as capital gain (or loss). Because the Company will make such cash distributions solely for the purpose of saving the Company the expense and inconvenience of issuing and transferring fractional shares and because such payment is not separately bargained-for consideration, the Company believes that a cash payment for a fractional share interest will be treated as a payments in exchange for the fractional share interests, but no assurance of such position can be obtained without a ruling from the Internal Revenue Service. The Company has not attempted to obtain such a ruling.

       (c)        Payment of Plan expenses.

       The payment of the expenses associated with the Plan by the Company will not be treated as an income item or a deduction item for the Plan participants.

       (d)        Other matters.

       For a Plan participant who has not provided the Company with a proper tax identification number or who falls within certain other categories, federal income taxes equal to 20% of the dividends paid with respect to shares enrolled in the Plan for such participant's account will be withheld by the Company. Accordingly, the amount applied to the purchase of shares of common stock for such a participant's account will be reduced by the amount of taxes withheld. Therefore, any participant who has not provided a tax identification number to the Company should do so immediately.

       A participant should consult his tax advisor to determine the particular tax consequences that may result from participation in the Plan and the subsequent disposal of shares purchased pursuant to the Plan.

28.    What are the liabilities of the Company under the Plan?

       The Company in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice of such death in writing from an authorized representative, or with respect to the prices at which shares are purchased for the participant's account and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares.

29.    Who bears the risk of market price fluctuations in the Common Stock?

       A participant's investment in shares acquired under the Plan is no different from an investment in directly held shares in this regard. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held by him in the Plan or otherwise.

30.    May the Plan be changed or discontinued?

       Yes. The Plan may be amended, suspended, modified or terminated at any time without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who have the right to withdraw from the Plan at any time. Any question of interpretation arising under the Plan will be determined by the Company. Any such interpretation will be final.

       The Company intends to use its best efforts to maintain the effectiveness of a registration statement filed with the Securities and Exchange Commission covering the offer and sale of shares of Common Stock under the Plan. However, the Company has no obligation to offer, issue or sell shares of its Common Stock to participants under the Plan if, at the time of the offer, issuance or sale, such a registration statement is for any reason not effective. Also, the Company may elect not to offer or sell its Common Stock under the Plan to participants residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends will be paid by check in the usual manner directly to the stockholder.

                                 USE OF PROCEEDS

       The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be purchased from it pursuant to the Plan or the prices at which such shares will be purchased. The proceeds from any such purchases will be used for general corporate purposes. The principal reason for the Plan is to permit shareholders to increase their ownership interest in the Company while permitting the Company to increase its capital.

                                  LEGAL MATTERS

       The legality of the shares of Common Stock to be offered pursuant to the Plan has been passed upon for the Company by Sinkler & Boyd, P.A., Columbia, South Carolina.

                                     EXPERTS

       The financial statements of the Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, that are included in the Company's Annual Report on Form F-2 for the year ended December 31, 1997 and that are incorporated by reference in this Prospectus, have been audited by Donald G. Jones and Company, P.A., independent certified public accountants, whose report on the financial statements is also incorporated by reference in this Prospectus. Such financial statements are incorporated by reference in reliance upon the report of such independent accountants, given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

       The Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

       The Company has filed a Registration Statement with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The Registration Statement may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the principal or regional offices of the Commission at the addresses listed above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents were previously filed by the Company's predecessor, Clover Community Bank, with the Federal Deposit Insurance Corporation. These documents appear as Exhibits to, and are incorporated by reference into, a Current Report on Form 8-K filed by the Company with the Commission on February 4, 1999, and are also incorporated in this Prospectus by reference:

       (a) Annual Report on Form F-2 for the year ended December 31, 1997; and

       (b) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

       The following documents previously filed by the Company with the Commission are incorporated in this Prospectus by reference:

       (a) Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1998 and September 30, 1998; and

       (b) Description of the Company's Common Stock in Registration Statement on Form 8-A, and any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of this Offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       This Prospectus incorporates documents by reference that are not contained in or delivered with this Prospectus. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus and deemed to be part hereof (other than exhibits to such documents unless such exhibits are specifically incorporated by reference). Written requests should be directed to Ms. Gwen M. Thompson, Vice President, Clover Community Bankshares, Inc., 124 North Main Street, Clover, South Carolina 29710-1024. Telephone requests may be directed to Ms. Thompson at
(803) 222-7660.

                                 INDEMNIFICATION

       Under South Carolina law, a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that their conduct was lawful and in the corporate interest (or not opposed thereto) set forth by statute. A corporation may also provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding. The Company's articles of incorporation do not limit such indemnification.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.















       Prospective investors may rely only on the information contained in this Prospectus. Neither Clover Community Bankshares, Inc. nor any other person has authorized anyone to provide prospective investors with information different from that contained in this Prospectus. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is correct only as of the date of this Prospectus, regardless of the time of the delivery of this Prospectus or any sale of these securities.

                                                                      APPENDIX I

                        CLOVER COMMUNITY BANKSHARES, INC.
                           DIVIDEND REINVESTMENT PLAN

       Clover Community Bankshares, Inc., a South Carolina corporation (the "Company"), hereby establishes the following Dividend Reinvestment Plan (the "Plan"):

                                     RECITAL

       The purpose of the Plan is to provide holders of the Common Stock, $.01 par value ("Common Stock"), of the Company a convenient means of increasing their investment in the Company through regular reinvestment of cash dividends in additional shares of Common Stock.

                                    ARTICLE 1

                                   Definitions

       The terms defined in this Article 1 shall, for all purposes of this Plan, have the following respective meanings:

       Account. The term "Account" shall mean, with respect to any Participant, the account maintained by the Administrator of the Plan reflecting the shares of Common Stock and cash held from time to time for such Participant by the Administrator.

       Administrator. The term "Administrator" shall mean the Company, or such other successor as may be designated from time to time by the Company.

       Covered Shares. The term "Covered Shares" shall mean such shares of Common Stock as are held of record by a Participant and are enrolled in the Plan.

       Dividend. The term "Dividend" shall mean a dividend, to the extent paid in cash, on shares of Common Stock.

       Dividend Payment Date. The term "Dividend Payment Date" shall mean a date on which a Dividend is paid.

       Dividend Record Date. The term "Dividend Record Date" shall mean a date fixed by the Board of Directors of the Company or by law for determining shareholders entitled to receive a Dividend.

       Fractional Share Account. The term "Fractional Share Account" shall mean such shares of Common Stock, fractions thereof and cash as may from time to time be held by the Administrator as agent for the Company and administered pursuant to Section 5.3 hereof.

       Investment Date. The term "Investment Date" shall mean the date on which the Administrator purchases any Plan Shares, which date shall in no event be later than thirty days after a Dividend Payment Date.

       Participant.  The term "Participant"  shall have the meaning set forth in
Section 2.1 hereof.

       Plan Purchase Price. The term "Plan Purchase Price" shall mean the price at which shares are purchased for the Plan by the Administrator as calculated pursuant to Section 3.2 below.

       Plan Shares. The term "Plan Shares" shall mean shares of Common Stock purchased by the Administrator pursuant to the terms of the Plan and held for the benefit of Participants by the Administrator.

                                    ARTICLE 2

                                  Participation

       SECTION 2.1. Election to Participate. Any holder of record of Common Stock may elect to participate in the Plan; provided, however, that the Company may exclude a holder from participation if, in the sole judgment of the Company, the cost of complying with laws or regulations necessary to permit such participation would be unduly burdensome to the Company. A stockholder who wishes to participate in the Plan may enroll all or only a portion of the shares of Common Stock owned of record by such stockholder. Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, must, if they wish to participate in the Plan, either arrange for the holder of record to join the Plan or have the shares they wish to enroll for participation in the Plan transferred to their own names.

       An election to participate shall be made by completing and returning to the Administrator such documentation as the Company or the Administrator may from time to time require, prior to or at such time as the Company or the Administrator may from time to time require. A stockholder who has made and not revoked such election is herein referred to as a "Participant."

       SECTION  2.2.  Automatic  Dividend  Reinvestment.  Dividends  paid on all
Covered Shares owned by a Participant and on all Plan Shares held by the Administrator shall be reinvested, as and when paid, in additional shares (and/or fractional shares) of Common Stock to be credited to the Accounts of Participants.

                                    ARTICLE 3

                               Purchase of Shares

       SECTION 3.1. Investment. On each Investment Date, the Administrator shall, for the Account of each Participant, purchase shares (and/or fractions of shares) of Common Stock equal in number to the quotient of: (a) the sum of all Dividends paid on such Dividend Payment Date on all Covered Shares held by such Participant plus all Dividends paid on such Dividend Payment Date on all Plan Shares held for such Participant (and/or fractions thereof), divided by (b) the Plan Purchase Price. The shares shall be issued to and registered in the name of the Administrator or its nominee, as agent for the Participant.

       SECTION 3.2. Purchase of Shares. Dividends credited to a Participant's Account will be commingled with the Dividends credited to all Accounts under the Plan and will be applied to the purchase of shares of Common Stock of the Company. The Purchase Price at which the Plan Administrator shall acquire the shares shall be equal to four times the book value per share of the Company's Common Stock as of the end of the month preceding the proposed purchase ("Book Value"). (Book Value per share shall be calculated by dividing the total equity accounts of the Company by the total outstanding shares of the Company's Common Stock). Notwithstanding the foregoing, the Company shall have no obligation to sell shares of Common Stock to the Administrator if the Board of Directors of the Company determines that it would not be in the best interest of the Company to do so.

       If an insufficient number of shares is available to meet the entire reinvestment demand at an Investment Date, shares shall be purchased first on a pro rata basis from reinvestment of cash dividends. If no shares or an insufficient number of shares to meet demand are available for purchase under the terms of this Plan, the uninvested Dividends will be distributed to Participants no later than 30 days after the Dividend Payment Date.

       SECTION 3.3. Exhaustion of Fractional Share Account. Prior to making a purchase of shares on an Investment Date pursuant to Section 3.1 and 3.2 hereof, the Administrator shall first purchase, on such date and at the Plan Purchase Price determined as of such date, from the Fractional Share Account such number of whole shares, if any, as may be held in such account. To the extent made, such purchases from the Fractional Share Account shall substitute for purchases required by Section 3.1 and 3.2 hereof.

                                    ARTICLE 4

                              Treatment of Accounts

       SECTION 4.1. Revocation of Election. A Participant may at any time revoke an election to participate in the Plan made pursuant to Article 2 hereof, by notifying the Administrator in writing. Such revocation may be made with respect to all or only a portion of the Covered Shares. Any such notice to the Administrator received less than five days prior to a Dividend Record Date will not become effective until dividends paid on the Dividend Payment Date have been invested. Upon revocation of an election to participate in the Plan with respect to all or a portion of a Participant's Covered Shares, the Administrator will continue to reinvest the Dividends paid on Plan Shares held for the former Participant's Account unless such Plan Shares are withdrawn from the Plan pursuant to Section 4.2 hereof.

       SECTION 4.2. Right of Withdrawal. Any Participant may at any time or from time to time withdraw from the Plan all or a portion (other than fractions) of the shares of Common Stock credited to his Account, by written instruction to that effect to the Administrator. Any such notice of withdrawal received by the Plan Administrator less than five days prior to a Dividend Record Date will not become effective until dividends paid on the Dividend Payment Date have been invested. Upon such a withdrawal of shares from the Plan by a Participant, the Administrator shall promptly request the Company to deliver to the Administrator certificates representing whole shares of Common Stock requested by such Participant. The Administrator shall, upon receipt of such certificates, promptly cause to be delivered to such Participant (a) such certificates and (b) a cash payment for any fraction of a share credited to the Account of such Participant. Such fraction of a share, if any, shall be valued at an amount equal to the last Plan Purchase Price of the Common Stock purchased for the Plan by the Administrator prior to receipt by the Administrator of written notice of the Participant's withdrawal from the Plan.

       SECTION 4.3. Non-Cash Distributions With Respect to Common Stock. Shares of Common Stock distributed to shareholders by way of stock dividends, stock splits, combinations, recapitalizations and similar events affecting the Common Stock ("Distribution Shares") distributed with respect to Covered Shares shall be distributed to the holders thereof. Such Distribution Shares will not become Covered Shares unless specifically enrolled in the Plan. Distribution Shares which are whole shares distributed with respect to Plan Shares shall be retained in Participants' accounts and treated as Plan Shares unless withdrawn pursuant to Section 4.2 hereof. Distribution Shares which are fractional shares distributed with respect to Plan Shares shall be credited to Participants' Accounts on a pro rata basis. Other non-cash property and non-cash dividends (other than Common Stock) distributed with respect to either Covered Shares or Plan Shares shall be distributed to Participants.

        SECTION 4.4. Voting Rights and Proxy Materials. Participants shall have the right to direct all voting rights respecting Plan Shares credited to their respective Accounts. The Administrator shall promptly forward any proxy soliciting materials to the Participants together with appropriate forms and instructions to permit each Participant to direct the voting of the shares of Common Stock credited to his Account or to obtain a proxy for the whole shares of Common Stock credited to his Account. The Administrator may elect not to forward proxy solicitation materials to any Participant whom the Administrator reasonably believes has received such materials from another source, provided that the Administrator informs such Participant that such materials will be promptly furnished upon request. The Administrator shall vote the Plan Shares in accordance with the instructions received from Participants. The Administrator shall tally all instructions regarding fractional shares and where the aggregate fractional votes are greater than one or more whole shares, the Administrator shall vote that number of whole shares in accordance with the instructions but any remaining fractional shares shall not be voted. Notwithstanding the foregoing, the Administrator, in the absence of instructions from Participants, may vote or give a proxy respecting Plan Shares to the extent, but only to the extent, permitted by applicable law and the rules and regulations of any stock exchanges on which the Common Stock is then listed.

       SECTION 4.5. Notices. The Participant shall notify the Administrator promptly in writing of any change in address. Notices or statements from the Administrator to the Participant may be given or made by letter addressed to the Participant at his or her last address of record with the Administrator, and any such notice or statement shall be deemed given or made when received by the Participant or five days after mailing whichever occurs first.

       SECTION 4.6. Sale, Pledge, Hypothecation, Assignment or Transfer of Plan Shares. The Participant shall not sell, pledge, hypothecate, assign or transfer any Plan Shares held for his account in the Plan unless such Plan Shares are first withdrawn from the Participant's Account in the Plan, nor shall the Participant have any right to draw checks or drafts against his Plan account. The Administrator has no obligation to follow any instructions of the Participant with respect to the Plan Shares or any cash held in his Account except as expressly provided under the terms and provisions of this Plan.

       SECTION 4.7. Transfer of Covered Shares. Upon receipt of written notice to the Administrator that Covered Shares have been transferred of record by the holder thereof, the Administrator will treat such record transfer as revocation pursuant to Section 4.1 hereof of the election to participate in the Plan with respect to the Covered Shares transferred. Plan Shares held by the Administrator for the benefit of the former recordholder will continue to be credited to such former record holder's Plan Account unless withdrawn from the Plan pursuant to
Section 4.2 hereof.

                                    ARTICLE 5

                      Certificates and Fractions of Shares

       SECTION 5.1. Certificates. The Administrator may hold the Plan Shares of all Participants together in its name or in the name of its nominee. No certificates will be delivered to a Participant for Plan Shares except (i) upon written request, (ii) upon withdrawal of Plan Shares from the Account, or (iii) upon termination of the Account. A Participant may request issuance of certificates for any full shares credited to his Account at any time. A
Participant may also make a blanket request that all certificates for full shares be delivered to him at regular intervals, although the Administrator reserves the right to suspend the policy of delivering certificates upon blanket instructions if such policy leads to a proliferation of certificates and becomes unduly burdensome. No certificates will be delivered for fractional shares.
Unless withdrawn from participation in the Plan in accordance with the requirements for withdrawal set forth elsewhere herein, Plan Shares as to which certificates are issued to a Participant will become Covered Shares, but will no longer be Plan Shares.

        Accounts under the Plan will be maintained in the name in which the Participant's certificates are registered when the Participant enrolls in the Plan, and certificates for full shares will be similarly registered when issued to the Participants. Certificates will be issued and registered in names other than the account name, subject to compliance with applicable laws and payment by the Participant of any applicable fees and taxes, provided that the Participant makes a written request therefor in accordance with the usual requirements of the Company for the registration of a transfer of the Common Stock of the Company.

       SECTION 5.2. Fractions of Shares. Fractions of shares of Common Stock shall be credited to Accounts as provided in Article 3 hereof; provided, however, that no fraction of a share shall be distributed to any Participant upon withdrawal of Plan Shares from the Plan; and provided, further, that the Administrator shall purchase only whole shares of Common Stock hereunder.

       SECTION 5.3. Fractional Share Account. Concurrently, with the initial purchase to be made by the Administrator pursuant to this Plan, and as needed thereafter, the Company shall contribute to the Administrator, as agent for the Company, an amount of money equal to the Plan Purchase Price of one share of Common Stock. The Administrator shall immediately upon receipt thereof use such money to purchase from the Company one share of Common Stock to be held in the Fractional Share Account. In the event that the aggregate number of shares of Common Stock to be purchased by the Administrator on an Investment Date is a whole number plus a fraction, such fraction shall be purchased by the Administrator from the Fractional Share Account at the Plan Purchase Price on such date. In the event that, upon withdrawal of all Plan Shares from the Plan, the Account of a Participant is credited with a fraction of a share of Common Stock, such fraction shall be sold to the Fractional Share Account as provided in Section 3.3. The Company shall from time to time lend to the Administrator such amounts of money as may be necessary to fund such sales to the Fractional Share Account; provided, however, that the Company may at any time or from time to time direct the Administrator to distribute, and thereupon the Administrator shall distribute, to the Company such portion of the cash held in the Fractional Share Account as the Company may, in its discretion, deem to be in excess of the amount needed to fund the operations of the Fractional Share Account.

                                    ARTICLE 6

                               Concerning the Plan

       SECTION 6.1. Suspension, Modification and Termination. The Company may at any time, at its sole option, suspend, modify or terminate the Plan. Written notice of any such suspension, modification or termination shall be given to all Participants. Upon complete termination of the Plan, the Accounts of all Participants shall be treated as if each Participant had elected to withdraw entirely from the Plan.

       SECTION 6.2. Rules and Regulations. The Company may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan.

       SECTION 6.3. Costs. All costs of administration of the Plan shall be paid by the Company.

       SECTION 6.4. Governing Law. This Plan, all authorizations and other documents executed pursuant hereto, and the Accounts of Participants maintained under this Plan shall be governed by and construed in accordance with the laws of the State of South Carolina.

                                    ARTICLE 7

                          Concerning the Administrator

       SECTION 7.1. Records and Reports. The Company, as Administrator shall keep appropriate records concerning Accounts of Participants and shall send a statement of account to each Participant following each purchase of shares for the Account of such Participant.

       SECTION 7.2. Liability and Indemnification. Neither the Company, as Administrator nor its nominee(s) shall be liable hereunder for any action taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of failure to terminate the Participant's Account upon the Participant's death prior to receipt of written notice of such death accompanied by documentation satisfactory to the Company, as Administrator; or (b) with respect to the prices at which Plan Shares are either purchased or sold for the Participant's Account or the timing of, or terms on which, such purchases or sales are made; or (c) for the market value or fluctuations in market value after purchase of Plan Shares credited to the Participant's Account.

                                    ARTICLE 8

                                   Tax Matters

       It is understood that the automatic reinvestment of dividends does not relieve the Participant of any income tax which may be payable on such dividends. The Administrator will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns for Dividends credited to each Account under the Plan and such information will be provided to the Participants by a duplicate of that form or in a final statement of account for each calendar year. With respect to foreign Participants whose dividends are subject to United States income tax withholding, the Administrator will comply with all applicable Internal Revenue Service requirements concerning the amount of tax to be withheld, which will be deducted from the Dividends prior to investment.

                               AUTHORIZATION FORM
                                                                   APPENDIX II

                                                    --------------------------
                                                        (Taxpayer ID No.)
       TO:        Clover Community Bankshares, Inc.
                  as Plan Administrator, or
                  its Duly Appointed Successor:

In order to reinvest all or some portion of my cash dividends on shares of Clover Community Bankshares, Inc. Common Stock ("Common Stock") in additional shares of Common Stock, I hereby authorize and direct Clover Community Bankshares, Inc. (the "Company") to pay to the Clover Community Bankshares, Inc. Dividend Reinvestment Plan (the "Plan") for my account cash dividends payable to me on Common Stock of the Company registered in my name and enrolled in the Plan, as follows:



[ ] Full Dividend Reinvestment. I want to reinvest dividends on all shares registered in my name on this date or held for me in the Plan by the Company as Plan Administrator. (This Authorization Form will not enroll shares acquired by you after this date. You must complete another Authorization Form to enroll other shares.)



[ ]   Partial  Dividend  Reinvestment.  I want  to  reinvest  dividends  on only
      ________ shares registered in my name.

I understand that dividends on all shares held for me in the Plan by the Company as Plan Administrator will be reinvested.


I hereby appoint the Company, or its duly appointed successor, as my agent subject to the terms and conditions set forth in the Plan (a copy of which I have received and read). I hereby authorize it, (i) to retain for credit to my account any cash dividends and any shares of Common Stock of the Company distributed as a non-cash dividend or otherwise on the shares of Common Stock purchased pursuant to the Plan ("Plan Shares") and credited to my account, and to distribute to me any other non-cash property paid on such Plan Shares; and
(ii) to take all acts necessary to apply cash dividends payable on shares of Common Stock of the Company registered in my name and enrolled in the Plan, and cash dividends payable on Plan Shares to the purchase of full and fractional shares of Common Stock of the Company in accordance with the terms and conditions of the Plan.

If the Company or its nominee, as Plan Administrator, holds the certificates representing shares purchased for my account, I hereby authorize the Company or its nominee to merge such certificates into one or more certificates of larger denominations.

I am giving this authorization and appointment with the understanding that I may terminate it with respect to some or all of the shares of Common Stock of the Company registered in my name at any time by notifying the Company in writing at least five days before the record date of any dividend payment.

                                           -------------------------------------
                                           (Please sign and print your name)

                                           -------------------------------------
                                           (Please sign and print your name)

                                           Please sign  exactly as your  name(s)
                                           appear(s) on your stock  certificate.
                                           This authorization is invalid  unless
                                           signed by  all  persons  whose  names
                                           appear on your stock certificate.

 Date:  --------------

Please mail or deliver this form to: Gwen M. Thompson, Clover Community Bankshares, Inc., 124 North Main Street, Clover, South Carolina 29710-1024.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

       The expenses of this offering are estimated to be as follows:

          SEC Registration Fee.....................................$     383.08
         *Printing and Distribution................................    2,200.00
         *Accounting Fees and Expenses.............................    2,500.00
         *Legal Fees and Expenses..................................   12,000.00
         *Blue Sky Fees............................................    1,000.00
         *Miscellaneous............................................      500.00
                                                                     ----------
                  *Total...........................................  $18,583.08
             *Estimated

Item 15. Indemnification of Directors and Officers

         Sections 33-8-500 through -580 of the South Carolina Business Corporation Act, as amended, provides broad authority for indemnification of directors and officers, which may include liability under the Securities Act of 1933, as amended (the "Securities Act").

Item 16. Exhibits and Financial Statement Schedules

4.1  - Dividend Reinvestment Plan (included as Appendix I to the Prospectus)
4.2 - Articles of Incorporation and Bylaws of Registrant (Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form S-4 (Registration No. 333-47597)
5    - Opinion of Sinkler & Boyd, P.A.
23.1 - Consent of Sinkler & Boyd, P.A. (included in Exhibit 5).
23.2 - Consent of Donald G. Jones and Company, P.A.
24   - Power of Attorney

Item 17.  Undertakings

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) To include any prospectus required by Section 10(a)(3) of the Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clover, State of South Carolina on February 1, 1999.

                                               Clover Community Bankshares, Inc.

                                                  s/James C. Harris, Jr.
                                               By:------------------------------
                                                   James C. Harris, Jr.
                                                   Principal Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                             Title                               Date

s/James C. Harris, Jr.                 President, Chief Executive         2-1-99
------------------------------
(James C. Harris, Jr.)                 Officer and Director

c/Ruby M. Bennett                      Director                           2-1-99
------------------------------
(Ruby M. Bennett)

                                       Director
------------------------------
(C. R. Burrell)

c/Herbert Kirsh                        Director                           2-1-99
------------------------------
(Herbert Kirsh)

                                       Director
------------------------------
(Marvin McCarter)

c/J. H. Owen                           Director                           2-1-99
------------------------------
(J. H. Owen)

c/Gwen M. Thompson                     Principal Accounting Officer,      2-1-99
------------------------------
(Gwen M. Thompson)                     Chief Financial Officer, Vice
                                       President and Director

c/William Turner                       Director                           2-1-99
------------------------------
(William Turner)

                                  Exhibit Index

Exhibit No.        Exhibits and Financial Statement Schedules

4.1         -   Dividend  Reinvestment  Plan  (Incorporated by reference to
                Appendix I to Prospectus).

4.2         -   Articles of Incorporation and Bylaws of Registrant (Incorporated
                by reference to  exhibits filed  with Registrant's  Registration
                Statement on Form S-4 (Registration No. 333-47597)

5           -   Opinion of Sinkler & Boyd, P.A.

23.1        -   Consent of Sinkler & Boyd, P.A. (included in Exhibit 5).

23.2        -   Consent of Donald G. Jones and Company, P.A.

24          -   Power of Attorney